 EXHIBIT 10.2

CONFIDENTIAL TREATMENT REQUESTED -- CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

FIRST AMENDMENT TO

SECURITY AGREEMENT: DEPOSIT ACCOUNT

Amendment Agreement dated April 4, 2008 made by SunPower Corporation (“Debtor”) and Wells Fargo Bank, National Association (“Bank”).

WHEREAS Debtor executed and delivered a security agreement dated as of July 13, 2007 in favor of Bank (as amended from time to time, the “Security Agreement”) and Bank has requested certain amendments to the Security Agreement (to which Debtor has consented) and the parties wish to set out the terms of such amendment;

NOW THEREFORE THIS AGREEMENT WITNESSETH that, in consideration of the foregoing premises and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties hereby agree as follows:

Section 1. Bank and Debtor agree that Section 5(b) of the Security Agreement is hereby amended as follows:

 “(b)  Debtor agrees with regard to the Collateral and Proceeds, unless Bank agrees otherwise in writing: (i) that Bank is authorized to file financing statements in the name of Debtor to perfect Bank's security interest in Collateral and Proceeds; (ii) not to permit any lien on the Collateral or Proceeds, except in favor of Bank; (iii) not to permit the principal amount of Collateral to be less than the Required Amount, provided, however, that if the Required Amount is in excess of $100,000,000.00, Debtor may maintain such principal amount in excess of $100,000,000.00 either (x) as Collateral in the Deposit Account or (y) as collateral in Debtor’s Securities Account; and (iv) to provide any service and do any other acts which may be necessary to keep all Collateral and Proceeds free and clear of all defenses, rights of offset and counterclaims.

Amounts maintained in the Securities Account shall be measured as of each month end according to the monthly Securities Account statement issued by Wells Capital Management Incorporated.  To the extent that Debtor requires assets in the Securities Account to cover the Required Amount (permitted only when the Deposit Account contains $100,000,000.00 or more), and such month end valuation, together with amounts in the Deposit Account, falls short of the Required Amount, Debtor shall promptly deposit additional assets of a nature satisfactory to Bank into the Deposit or Securities Account, in either case so that (i) aggregate amounts in such accounts meet or exceed the Required Amount, and (ii) the first $100,000,000.00 is in the Deposit Account.

“Required Amount” means the amount available to be drawn under outstanding Letters of Credit, issued by Bank pursuant to Section 1.2 of that certain Credit Agreement under the Letter of Credit Line, plus the amount drawn and not yet reimbursed under such Letters of Credit.  “Deposit Account” means Debtor’s deposit account * * * maintained at Bank.  “Securities Account” means Debtor’s investment account * * * maintained at Bank, in which Debtor hereby grants Bank a security interest of first priority.”

Section 2. Acknowledgement.  The parties acknowledge that other than as indicated herein, the Security Agreement shall continue unamended and remain in full force and effect.

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 3. Successors and Assigns.  This Agreement shall be binding upon Debtor and its respective successors and permitted assigns and shall inure to the benefit of Bank and its successors and assigns.

Section 4. Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California.

Section 5. Counterparts.  This Agreement may be executed in counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have hereunto set their hands and seals as of the day and year first above written.

SUNPOWER CORPORATION	WELLS FARGO BANK, NATIONAL ASSOCIATION
By: /s/ Emmanuel T. Hernandez	By: /s/ Matthew Servatius
Emmanuel T. Hernandez	Matthew Servatius
Chief Financial Officer	Vice President

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